NEWS RELEASE

CONE MIDSTREAM REPORTS FIRST QUARTER RESULTS AND INCREASES 2015 GUIDANCE
CANONSBURG, PA (May 11, 2015) — CONE Midstream Partners LP (NYSE:CNNX) ("CONE Midstream" or the "Partnership") today reported financial and operational results for the three months ending March 31, 2015.(1)
First Quarter Results
Highlights of first quarter 2015 results attributable to the Partnership include:

•	Net income of $14.2 million

•	Average daily throughput volumes of 549 billion Btu per day (BBtu/d)

•	EBITDA(2) of $16.1 million

•	Distributable cash flow (DCF)(2) of $14.1 million.

Management Comment
"Financial and operational results for the first quarter were good and exceeded our expectations," said John T. Lewis, Chairman of the Board and Chief Executive Officer of CONE Midstream GP LLC (the "General Partner"). "I am pleased that, as a result, we are increasing and narrowing the range of our financial guidance for full year 2015 results. Our current expectation is that 2015 EBITDA attributable to CNNX will be in the range of $66 - $72 million and full year DCF will be in the range of $55 - $62 million. With our good first quarter results, the continued progress on volume and cost initiatives, and increasing clarity on our Sponsors' 2015 plan, we are increasingly bullish on this year's performance.
"Although the commodity price environment has changed since our IPO, we remain committed to multi-year distribution growth in the 15%-20% range. CNNX was designed for growth, and our development company structure provides the potential for acquisition and dropdown opportunities to supplement our organic growth. We anticipate that if our business results materialize in line with our current expectations, management would be prepared to recommend beginning to increase our quarterly cash distribution in the second half of this year."
Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.2125 per unit with respect to the first quarter of 2015. The distribution payment will made on May 15, 2015 to unitholders of record at the close of business on May 5, 2015.

Capital Investment and Resources
CONE Midstream's allocated first quarter 2015 share of investment in expansion projects was $21.6 million. Total expansion capital investment at the three development companies in which CONE Midstream holds controlling interests was $58.7 million, with individual development company totals as follows:

•
Anchor Systems (Development Company 1): Expansion investments totaled $26.7 million and were primarily expended for continued gathering system extensions and compression capacity expansions at both McQuay and Majorsville fields.

•
Growth Systems (Development Company 2): Expansion investments totaled $11.4 million and primarily were expended to complete the connection of two well pads in Barbour County (WV), and the connection of one well pad in Lewis County (WV).

•
Additional Systems (Development Company 3): Expansion investments totaled $20.6 million for the continued construction of Shirley Station, purchase of materials associated with our Sherwood South gathering system that will support development of the Oxford area, and an extension to a new pad in Pennsboro field. Additional line clearing work was also completed in these areas as well as the Moundsville and Allegheny County Airport project areas.

CONE Midstream's respective share of maintenance capital expenditures for the three development companies for first quarter 2015 was $2.0 million. Maintenance capital expenditures in the aggregate for the development companies in which CONE Midstream holds controlling interests totaled $3.2 million.
As of March 31, 2015, CONE Midstream had outstanding borrowings of $7.5 million under its $250 million revolving credit facility.
2015 Guidance
Based on current expectations, management is providing the following updated guidance for 2015. Full year 2015 EBITDA attributable to the Partnership, previously projected to be in the range of $62 - $70 million, is now expected to be in the range of $66 - $72 million. Full year Distributable Cash Flow attributable to the Partnership, previously projected to be in the range of $50 - $60 million, is now expected to be in the range of $55 - $62 million. CONE Midstream’s  financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results. These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.
First Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss first quarter 2015 financial and operational results, is scheduled for May 11, 2015 at 4:00 p.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast at www.videonewswire.com/event.asp?id=102134 or by using the link posted on the "Events" page of our website, www.conemidstream.com. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CONE Midstream call). An on-demand replay of the webcast will be also be available at www.videonewswire.com/event.asp?id=102134 shortly after the conclusion of the conference. A telephonic replay will be available through May 18, 2015 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10064247.

_______________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies jointly owned by the Partnership and CONE Gathering LLC (“CONE Gathering”).  Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. The Partnership's current financial interests in the development companies are: 75% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. CONE Gathering is a midstream joint venture formed by CONSOL Energy Inc. and Noble Energy, Inc. and owns non-controlling interests in the Partnership’s development companies.

(2)
EBITDA and DCF are not Generally Accepted Accounting Principles (“GAAP”) measures. Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contact:	Stephen R. Milbourne
CONE Investor Relations

Phone:	724-485-4408

Email:	smilbourne@conemidstream.com

* * * * *
CONE Midstream Partners is a master limited partnership formed by CONSOL Energy, Inc. (NYSE: CNX) and Noble Energy, Inc. (NYSE: NBL), referred to as our Sponsors, to own, operate, develop and acquire natural gas gathering and other midstream energy assets to service our Sponsors' production in the Marcellus Shale in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available on our website www.conemidstream.com.
* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CONE Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CONE Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CONE Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. These forward-looking statements involve certain risks and uncertainties, including, among others, that our business plans may change as circumstances warrant. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section of the prospectus included in the registration statement on Form S-1, in the form last filed with the SEC as wells as our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue
Gathering Revenue — Related Party	$43,168	$24,106
Total Revenue	43,168	24,106
Expenses
Operating Expense — Third Party	8,530	5,346
Operating Expense — Related Party	7,044	6,630
General and Administrative Expense — Third Party	1,342	821
General and Administrative Expense — Related Party	1,977	241
Depreciation Expense	2,994	1,618
Interest Expense	65	—
Total Expense	21,952	14,656
Net Income	21,216	9,450
Less: Net Income Attributable to Noncontrolling Interest	7,004	—
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$14,212	$9,450

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP (1)	$14,212	$9,450
Less: General Partner Interest in Net Income	284	N/A
Limited Partner Interest in Net Income	$13,928	N/A

Net Income per Limited Partner Unit - Basic	$0.24	N/A
Net Income per Limited Partner Unit - Diluted	$0.24	N/A

Limited Partner Units Outstanding - Basic	58,326	N/A
Limited Partner Unit Outstanding - Diluted	58,360	N/A

Cash Distributions Declared per Unit (2)	$0.2125	N/A

(1)	Reflective of general and limited partner interest in net income since closing of the IPO.

(2)	Represents the cash distributions declared related to the period presented.

CONE MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Definition of Non-GAAP Financial Measures
EBITDA
We define EBITDA as net income (loss) before income taxes, net interest expense, depreciation and amortization. EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA are net income and net cash provided by operating activities. EBITDA should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as EBITDA less net cash interest paid and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures of other companies.

The following tables present a reconciliation of EBITDA to net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, on a historical basis, for each of the periods indicated.

	Three Months Ended March 31,
(unaudited)	2015	2014
Net Income	$21,216	$9,450
Add:
Interest Expense, Net	65	—
Depreciation Expense	2,994	1,618
EBITDA	24,275	11,068
Less: Net Income Attributable to Noncontrolling Interest	7,004	—
Less: Depreciation Expense Attributable to Noncontrolling Interest	1,166	—
EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$16,105	$11,068
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	1,991	1,163
Distributable Cash Flow	$14,114	$9,905

Net Cash Provided by Operating Activities	$10,206	$20,735
Adjustments:
Less: Interest Expense, Net	65	—
Less: Other, Including Changes in Working Capital	(14,134)	9,667
EBITDA	24,275	11,068
Less: Net Income Attributable to Noncontrolling Interest	7,004	—
Less: Depreciation Expense Attributable to Noncontrolling Interest	1,166	—
EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$16,105	$11,068
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	1,991	1,163
Distributable Cash Flow	$14,114	$9,905

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)

	(unaudited)
	March 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash	$460	$3,252
Receivables — Related Party	41,771	58,749
Prepaid Expenses	1,068	1,280
Inventory	16,632	—
Other Current Assets	164	164
Total Current Assets	60,095	63,445
Property and Equipment:
Property and Equipment	678,904	639,735
Less — Accumulated Depreciation	19,890	16,989
Property and Equipment — Net	659,014	622,746
Other Non-Current Assets	572	613
TOTAL ASSETS	$719,681	$686,804
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$57,892	$70,635
Accounts Payable — Related Party	2,072	2,106
Total Current Liabilities	59,964	72,741
Other Liabilities:
MLP Revolver	7,500	31,300
Total Liabilities	67,464	104,041
Partners' Capital:
Common Units (29,163,121 Units Issued and Outstanding at March 31, 2015 and December 31, 2014)	390,408	389,612
Subordinated Units (29,163,121 Units Issued and Outstanding at March 31, 2015 and December 31, 2014)	(91,585)	(92,285)
General Partner Interest	(3,744)	(3,772)
Capital Attributable to CONE Midstream Partners LP	295,079	293,555
Noncontrolling Interest	357,138	289,208
Total Partners' Capital	652,217	582,763
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$719,681	$686,804

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash Flows from Operating Activities:
Net Income	$21,216	$9,450
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation	2,994	1,618
Unit Based Compensation	96	—
Changes in Operating Assets:
Receivables — Related Party	3,462	(556)
Inventory	(18,872)	—
Other Current Assets	212	—
Non-Current Assets	41	—
Changes in Operating Liabilities:
Accounts Payable	1,256	9,695
Accounts Payable — Related Party	(199)	528
Net Cash Provided by Operating Activities	10,206	20,735
Cash Flows from Investing Activities:
Capital Expenditures	(61,806)	(47,304)
Net Cash Used in Investing Activities	(61,806)	(47,304)
Cash Flows from Financing Activities:
Partners' Investments	85,392	24,000
Distribution of Proceeds	(12,784)	—
Payment of Revolver	(23,800)	—
Net Cash Provided By Financing Activities	48,808	24,000
Net Decrease in Cash	(2,792)	(2,569)
Cash at Beginning of Period	3,252	5,976
Cash at End of Period	$460	$3,407

Development Companies Jointly Owned by CONE Midstream Partners LP and CONE Gathering LLC
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended March 31, 2015
	Development Company
	1 (Anchor)	2 (Growth)	3 (Additional)	TOTAL
Income Summary
Revenue	$34,533	$2,975	$5,660	$43,168
Expenses	15,746	2,174	4,032	21,952
Net Income	18,787	801	1,628	21,216
Less: Net Income Attributable to Noncontrolling Interest	4,697	761	1,546	7,004
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$14,090	$40	$82	$14,212

Operating Statistics - Gathered Volumes
Dry Gas (BBtu/d)	381	77	12	470
Wet Gas (BBtu/d)	326	3	109	438
Condensate (Bcfe/d)	11	—	2	13
Total Gathered Volumes	718	80	123	921

Total Volumes Net to CONE Midstream Partners LP	539	4	6	549

Capital Investment
Maintenance Capital	$2,619	$258	$273	$3,150
Expansion Capital	26,680	11,379	20,597	58,656
Total Capital Investment	$29,299	$11,637	$20,870	$61,806

Capital Investment Net to CONE Midstream Partners LP
Maintenance Capital	$1,964	$13	$14	$1,991
Expansion Capital	20,010	569	1,030	21,609
Total Capital Investment Net to CONE Midstream Partners LP	$21,974	$582	$1,044	$23,600

Development Companies Jointly Owned by CONE Midstream Partners LP and CONE Gathering LLC
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended March 31, 2014
	Development Company
	1 (Anchor)	2 (Growth)	3 (Additional)	TOTAL (1)
Income Summary
Revenue	$21,241	$2,519	$—	$23,760
Expenses	12,494	1,796	162	14,452
Net Income	8,747	723	(162)	9,308
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$8,747	$723	$(162)	$9,308

Operating Statistics - Gathered Volumes
Dry Gas (BBtu/d)	298	44	—	342
Wet Gas (BBtu/d)	165	—	—	165
Condensate (Bcfe/d)	—	—	—	—
Total Gathered Volumes	463	44	—	507

Total Volumes Net to CONE Midstream Partners LP	347	2	—	349

Capital Investment
Maintenance Capital	$1,544	$90	$—	$1,634
Expansion Capital	30,499	4,486	6,493	41,478
Total Capital Investment	$32,043	$4,576	$6,493	$43,112

Capital Investment Net to CONE Midstream Partners LP
Maintenance Capital	$1,158	$5	$—	$1,163
Expansion Capital	22,874	224	325	23,423
Total Capital Investment Net to CONE Midstream Partners LP	$24,032	$229	$325	$24,586

(1)
Total consists of the 100% activity of the three Development Companies (Anchor, Growth and Additional) which CONE Midstream Partners LP owns a controlling interest of 75%, 5% and 5%, respectively. Other systems that were part of the Predecessor, CONE Gathering LLC, that have been included in the Historical Financial statements as the Predecessor are excluded from the table above, as these systems are not included in the consolidated operations of the Partnership.